Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement and related Prospectus of Cardinal Health, Inc. for the registration of its common shares and debt securities aggregating up to $1,000,000,000 and to the incorporation by reference therein of our report dated September 9, 2005 (except for the matters discussed in Notes 18 and 22, as to which the date is December 6, 2005), with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. included in Cardinal Health, Inc.’s Current Report on Form 8-K dated December 6, 2005 and of our report dated September 9, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cardinal Health, Inc. included in its annual report on Form 10-K for the fiscal year ended June 30, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

Columbus, Ohio

February 28, 2006